Exhibit 4.1

ITEN	$300,000 PROMISSORY NOTE	Interest free if paid in full within 3 months

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

FOR VALUE RECEIVED, CodeSmart Holdings, Inc., a Florida corporation (the “Borrower”) with at least 20,000,000 common shares issued and outstanding, promises to pay to JMJ Financial, a Nevada sole proprietorship, or its Assignees (the “Lender”) the Principal Sum along with the Interest Rate and any other fees according to the terms herein. This Note will become effective only upon execution by both parties and delivery of the first payment of Consideration by the Lender (the “Effective Date”).

The Principal Sum is $300,000 (three hundred thousand) plus accrued and unpaid interest and any other fees. The Consideration is $270,000 (two hundred seventy thousand) payable by wire (there exists a $30,000 original issue discount (the “OID”)). The Lender shall pay $100,000 of Consideration upon closing of this Note. The Lender may pay additional Consideration to the Borrower in such amounts and at such dates as Lender may choose in its sole discretion. THE PRINCIPAL SUM DUE TO LENDER SHALL BE PRORATED BASED ON THE CONSIDERATION ACTUALLY PAID BY LENDER (PLUS AN APPROXIMATE 10% ORIGINAL ISSUE DISCOUNT THAT IS PRORATED BASED ON THE CONSIDERATION ACTUALLY PAID BY THE LENDER AS WELL AS ANY OTHER INTEREST OR FEES) SUCH THAT THE BORROWER IS ONLY REQUIRED TO REPAY THE AMOUNT FUNDED AND THE BORROWER IS NOT REQUIRED TO REPAY ANY UNFUNDED PORTION OF THIS NOTE. The Maturity Date is two years from the Effective Date of each payment (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable. The Conversion Price is the lesser of $1.25 or 65% of the lowest trade price in the 25 trading days previous to the conversion (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). Unless otherwise agreed in writing by both parties, at no time will the Lender convert any amount of the Note into common stock that would result in the Lender owning more than 4.99% of the common stock outstanding.

1. ZERO Percent Interest for the First Three Months. Borrower agrees to pay to Lender a Closing and Due Diligence Fee equal to 8% of the amount of each payment of Consideration by the Lender under the Note. The Closing and Due Diligence Fee shall be added to the Principal Sum of the Note as of the date of the payment of Consideration by the Lender and shall be included in the Principal Sum for all purposes under the Note, including, without limitation, when calculating the amount of the Interest charge. The Borrower may repay this Note at any time on or before 90 days from the Effective Date, after which the Borrower may not make further payments on this Note prior to the Maturity Date without written approval from Lender. If the Borrower repays the Note on or before 90 days from the Effective Date, the Interest Rate shall be ZERO PERCENT (0%). If Borrower does not repay the Note on or before 90 days from the Effective Date, a one-time Interest charge of 12% shall be applied to the Principal Sum. Any interest payable is in addition to the OID, and that OID (or prorated OID, if applicable) remains payable regardless of time and manner of payment by Borrower.

2. Conversion. The Lender has the right, at any time after the Effective Date, at its election, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest (and any other fees) into shares of fully paid and non-assessable shares of common stock of the Borrower as per this conversion formula: Number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price. Conversions may be delivered to Borrower by method of Lender’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery), and all conversions shall be cashless and not require further payment from the Lender. If no objection is delivered from Borrower to Lender regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Borrower shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Borrower shall deliver the shares from any conversion to Lender (in any name directed by Lender) within 3 (three) business days of conversion notice delivery.

3. Conversion Delays. If Borrower fails to deliver shares in accordance with the timeframe stated in Section 2, Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Borrower (under Lender’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $2,000 per day will be assessed for each day after the third business day (inclusive of the day of the conversion) until share delivery is made; and such penalty will be added to the Principal Sum of the Note (under Lender’s and Borrower’s expectations that any penalty amounts will tack back to the original date of the Note).

4. Reservation of Shares. At all times during which this Note is convertible, the Borrower will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower will at all times reserve at least 1,000,000 shares of Common Stock for conversion.

5. Piggyback Registration Rights. The Borrower shall include on the next registration statement the Borrower files with SEC (or on the subsequent registration statement if such registration statement is withdrawn) all shares issuable upon conversion of this Note. Failure to do so will result in liquidated damages of 25% of the outstanding principal balance of this Note, but not less than $25,000, being immediately due and payable to the Lender at its election in the form of cash payment or addition to the balance of this Note.

6. Terms of Future Financings. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Lender in this Note, then the Borrower shall notify the Lender of such additional or more favorable term and such term, at Lender’s option, shall become a part of the transaction documents with the Lender. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, private placement price per share, and warrant coverage.

7. Default. The following are events of default under this Note: (i) the Borrower shall fail to pay any principal under the Note when due and payable (or payable by conversion) thereunder; or (ii) the Borrower shall fail to pay any interest or any other amount under the Note when due and payable (or payable by conversion) thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower; or (viii) the Borrower shall lose its status as “DTC Eligible” or the borrower’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or (ix) the Borrower shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC; or (x) the Borrower shall fail to meet all requirements to satisfy the availability of Rule 144 to the Lender or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website.

8. Remedies. In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Lender’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, plus all accrued and unpaid interest, liquidated damages, fees and other amounts hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a lower Conversion Price, multiplied by the VWAP on the date the Mandatory Default Amount is either demanded or paid in full, whichever has a higher VWAP, or (ii) 150% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of the note until such time, if any, as the Lender receives full payment pursuant to this Section 8. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

9. No Shorting. Lender agrees that so long as this Note from Borrower to Lender remains outstanding, Lender will not enter into or effect “short sales” of the Common Stock or hedging transaction which establishes a net short position with respect to the Common Stock of Borrower. Borrower acknowledges and agrees that upon delivery of a conversion notice by Lender, Lender immediately owns the shares of Common Stock described in the conversion notice and any sale of those shares issuable under such conversion notice would not be considered short sales.

10. Assignability. The Borrower may not assign this Note. This Note will be binding upon the Borrower and its successors and will inure to the benefit of Lender and its successors and assigns and may be assigned by Lender to anyone without Borrower’s approval.

11. Governing Law. This Note will be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

12. Delivery of Process by Lender to Borrower. In the event of any action or proceeding by Lender against Borrower, and only by Lender against Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by Lender via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known attorney as set forth in its most recent SEC filing.

13. Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

14. Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.

15. Notices. Any notice required or permitted hereunder (including Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

16. Lender’s Investment Representations. The Lender warrants and represents to the Borrower that the Lender is an accredited investor (as that term is defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as amended (“1933 Act”).

17. Borrower’s Disclosure to the Lender. In accordance with Rule 502(d)(2) under the 1933 Act, the Borrower hereby discloses to the Lender, and the Lender understands that, (i) the sale or re-sale of this Note and the shares of Common Stock that are issuable upon conversion of this Note (the “Securities”) has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) pursuant to an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, which opinion shall be accepted by the Borrower, (c) the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or a successor rule) (“Rule 144”)) of the Lender who agrees to sell or otherwise transfer the Securities only in accordance with this Section 17 and who is an accredited investor, (d) the Securities are sold pursuant to Rule 144, or (e) the Securities are sold pursuant to Regulation S under the 1933 Act (or a successor rule) (“Regulation S”) which is set forth on an opinion of counsel that shall be in form, substance and scope customary for opinions of counsel in corporate transactions, which opinion shall be accepted by the Borrower; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) other than as provided in Section 5of this Note, neither the Borrower nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

Borrower:	Lender:

Ira Shapiro	JMJ Financial
CodeSmart Holdings, Inc.	Its Principal
Chief Executive Officer

Date:	Date:

[Signature Page to $300,000 Promissory Note]